CONTACT: Barry H. Bass Chief Financial Officer (301) 986-9200 bbass@first-potomac.com	First Potomac Realty Trust 7200 Wisconsin Avenue Suite 310 Bethesda, MD 20814 www.first-potomac.com

FOR IMMEDIATE RELEASE

FIRST POTOMAC REALTY TRUST ANNOUNCES
SECOND QUARTER 2004 RESULTS

Highlights:

•	Reports FFO of $2.6 million, or $0.25 per diluted share

•	Same-property NOI increases 3.6%

•	Declares dividend of $0.21 per share

•	Raised $91 million in net proceeds in follow-on offering

•	Completed acquisitions totaling $155 million, including $123 million, 1.4 million-square-foot Suburban Maryland Portfolio acquired on July 16, 2004

•	Post-IPO acquisition volume reaches $222 million

BETHESDA, MD (July 21, 2004) — First Potomac Realty Trust (NYSE: FPO), a real estate investment trust that acquires and operates industrial and flex properties in the Washington, D.C. metropolitan area and other major markets in Virginia and Maryland, reported results for the three and six months ended June 30, 2004.

The net loss for the Company for the second quarter of 2004 was $0.1 million, or $0.01 per share, compared with a net loss of $1.1 million for the First Potomac Predecessor for the prior-year period. For the three months ended June 30, 2004, the Company’s funds from operations were $2.6 million, or $0.25 per diluted share. The Company’s funds from operations were impacted by accounting fees related to its recent Suburban Maryland Portfolio acquisition, recruiting costs associated with new leasing and management staff in anticipation of the portfolio acquisition and higher than anticipated professional fees. In addition, the per share amount reflects a higher weighted average share count resulting from its follow-on offering of 5,520,000 common shares completed on June 23, 2004. In total, the Company estimates these expenses and the higher share count accounted for a reduction in funds from operations of approximately $0.03 per diluted share in the second quarter of 2004.

The net loss for the Company for the first six months of 2004 was $0.2 million, or $0.03 per diluted share, compared with a net loss of $2.0 million for the First Potomac Predecessor for the prior-year period. The 2004 year-to-date results include a non-cash charge of $0.2 million, or $0.02 per diluted share, for the write-off of deferred financing costs associated with the restructuring of a mortgage loan. For the first six months of 2004, the Company’s funds from operations were $5.0 million, or $0.48 per diluted share (after the charge related to the write-off of deferred financing costs of $0.02 per diluted share).

The Company’s pre-IPO portfolio was 93% leased, and the Company’s entire portfolio, including the assets acquired subsequent to the IPO, was 91% leased. A breakout of the Company’s assets as well as additional information regarding the Company’s results of operations can be found in the Company’s Second Quarter 2004 Supplemental Financial Report, which is posted on the Company’s website
(www.first-potomac.com).

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Douglas J. Donatelli, chief executive officer of First Potomac Realty Trust stated, “The primary objective for our second full quarter of operations was to continue to lay a solid foundation for future growth. We accomplished that goal by working to minimize lease rollovers ahead of our large portfolio acquisition, expanding our management team in the areas of leasing, property management and accounting and raising capital that provides capacity for an additional $200 million in acquisitions.

“The leasing environment in our markets continues to exhibit favorable trends as demonstrated by the 3.6% same-property increase in NOI during the quarter, our 95% tenant retention rate and our ability to sign 155,000 square feet of leases with minimal capital cost. Continued momentum in job growth in the public and private sectors throughout our markets as well as an improving economy has served to further enhance our outlook for the balance of the year. Based on our leasing activity to date and the strength of our markets, we believe we can significantly increase the occupancy of our portfolio by year end.”

“The next phase of growth for First Potomac is here,” Mr. Donatelli concluded. “We have completed $222 million of acquisitions since our IPO, which puts us well on our way to becoming the dominant owner of flex and industrial assets in our market. With a full acquisitions pipeline, built-in growth opportunities from leasing up our recent acquisitions, and a commitment to continued improvement within our existing portfolio, we believe First Potomac is well-positioned to deliver sustainable growth over the long term.”

Follow-on Offering

On June 23, 2004, the Company closed on its follow-on offering of 5,520,000 common shares and raised net proceeds of approximately $91 million. The Company used approximately $45 million of the net proceeds to finance the acquisition of a 14-property portfolio located primarily in suburban Maryland. The Company also used $18 million of the proceeds to pay down the balance on its revolving line of credit. The remaining net proceeds will be used for potential future acquisitions and general corporate and working capital purposes.

Acquisitions

Herndon Corporate Center — On April 27, 2004, the Company acquired Herndon Corporate Center, a 127,353-square-foot, single-story flex property in Herndon, Virginia, for $20.5 million. The acquisition was financed with the Company’s available cash, borrowings under the Company’s revolving line of credit and the assumption of a $9.1 million, fixed-rate first mortgage loan. The property is currently 100% leased to 14 tenants, with the U.S. Government being the largest tenant, occupying 23% of the space. Based upon leases in place, Herndon Corporate Center is expected to generate first year net operating income of $1.9 million, representing a 9.3% return on the purchase price.

Aquia Commerce Center I & I — On June 4, 2004, the Company acquired Aquia Commerce Center I & II, a 64,000-square-foot, two-building flex property in Stafford, Virginia, for $11.2 million. The acquisition was financed with the Company’s available cash, borrowings under the Company’s revolving line of credit and the assumption of a $1.0 million, fixed-rate first mortgage loan. The property is currently 100% leased to the U.S. Government. Based upon leases in place, Aquia Commerce Center I & II is expected to generate first year net operating income of $1.2 million, representing a 10.4% return on the purchase price.

Suburban Maryland Portfolio — On July 16, 2004, the Company acquired a 14-property, 1.4 million-square-foot portfolio concentrated in the Maryland suburbs of Washington, D.C. for total consideration of $123 million. The portfolio is comprised primarily of industrial and flex properties and was 94% leased at acquisition. The acquisition was financed, in part, by the assumption of a $78 million fixed-rate first mortgage loan collateralized by all of the properties in the portfolio. The loan bears interest at 6.7% and matures in September 2008. The remaining balance of the purchase price was funded through proceeds raised from the follow-on offering that closed on June 23, 2004. Based upon leases in place, this acquisition is expected to generate first year net operating income of $11.1 million, representing a 9.0% return on the purchase price.

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Financial Structure

At June 30, 2004, the Company’s debt to total market capitalization ratio was 30.4% based upon the closing stock price of $19.17. The interest coverage ratio for the quarter was 2.2 times and the fixed charge coverage ratio was 1.9 times compared with 2.3 and 2.0 times, respectively, for the quarter ended March 31, 2004.

Of the $130.2 million of debt outstanding at June 30, 2004, $105 million was fixed-rate debt with a weighted average interest rate of 6.9% and a weighted average maturity of 5.5 years. The balance, or $25.5 million, was floating rate debt with a weighted average interest rate of 3.8% and a weighted average maturity of 2.1 years. There were no outstanding borrowings on the Company’s revolving line of credit as of June 30, 2004.

Dividends

On May 10, 2004, the Company paid a dividend of $0.20 per common share for the first quarter ended March 31, 2004. On July 20, 2004, the Company declared a dividend of $0.21 per common share for the Company’s second quarter ended June 30, 2004. The dividend is payable on August 10, 2004, to shareholders of record on July 30, 2004.

Earnings and FFO Guidance

The Company issued guidance on funds from operations of $0.27 to $0.29 per diluted share and net income of $0.00 to $0.01 per diluted share for the third quarter ending September 30, 2004, and funds from operations of $1.14 to $1.17 per diluted share and net income of $0.01 and $0.03 per diluted share for 2004. The following presents a reconciliation of net income per fully diluted share to funds from operations per fully diluted share:

Guidance Range for Third Quarter 2004	Low Range	High Range
Earnings per diluted share	$0.00	$0.01
Real estate depreciation and amortization	0.27	0.28
Minority interest	0.00	0.00

Funds from operations	$0.27	$0.29

Guidance Range for 2004	Low Range	High Range
Earnings per diluted share	$0.01	$0.03
Real estate depreciation and amortization	1.13	1.13
Minority interest	0.00	0.01

Funds from operations	$1.14	$1.17

Barry H. Bass, the Company’s chief financial officer, commented, “We continue to be focused on generating long-term value for our shareholders. Our recently completed equity offering was mildly dilutive in the second quarter, but we expect that once we have deployed the capital from this offering into additional accretive acquisitions, we will be generating a quarterly FFO run rate of approximately $0.45 per share.”

Investor Conference Call and Webcast

First Potomac Realty Trust will host a conference call on Thursday, July 22, 2004, at 11:00 a.m. EDT to discuss second quarter results. The number to call for this interactive teleconference is (617) 786-2963. A replay of the conference call will be available through July 29, 2004, by dialing (617) 801-6888 and entering the confirmation number, 27402072.

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The Company will also provide an online Web simulcast and rebroadcast of its 2004 second quarter conference call. The live broadcast of the call can be accessed from the Investor Info page of First Potomac’s web site, www.first-potomac.com, as well as www.streetevents.com and www.fulldisclosure.com on July 22, 2004, beginning at 11:00 a.m. EDT. The online replay will follow shortly after the call and continue for 90 days.

About First Potomac Realty Trust

First Potomac Realty Trust is a self-administered, self-managed real estate investment trust that acquires and operates industrial and flex properties in the Washington, D.C. metropolitan area and other major markets in Virginia and Maryland. The Company owns a 68-building portfolio totaling approximately 4.4 million square feet. The Company’s largest tenant is the U.S. Government, which leases approximately 666,000 square feet in the Company’s properties under twenty-one leases.

Non-GAAP Financial Measures

Funds from Operations — Funds from operations (“FFO”) represents net income (loss) before minority interest (computed in accordance with generally accepted accounting principles), including gains (or losses) from debt restructuring and excluding any gains or losses on the sale of property, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The Company considers funds from operations a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful additional indication of its performance. The Company also considers funds from operations an appropriate supplemental performance measure given its wide use by investors and analysts. The Company computes funds from operations in accordance with standards established by the Board of Governors of NAREIT in it March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating funds from operations utilized by other equity real estate investment trusts (“REITs”) and, accordingly, may not be comparable to such other REITs. Further, funds from operations does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. Funds from operations should not be considered as an alternative to net income (loss) (computer in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity. The Company’s funds from operations calculations are reconciled to net income in the Company’s Consolidated Statement of Operations included in this release.

NOI —The Company defines net operating income (“NOI”) as operating revenues (rental income, tenant reimbursements, and other income) less property and related expenses (property expenses, real estate taxes, and insurance). Management believes that NOI is a useful supplemental measure of the Company’s operating performance because it excludes general and administrative expenses, interest expense and depreciation and amortization thereby providing a performance measure of the revenues and expenses directly associated with owning and operating commercial real estate properties, providing prospective not immediately apparent from net income. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs. The Company’s NOI calculations are reconciled to total revenue and total operating expenses at the end of this release.

Same Property NOI — The Company defines same property NOI as NOI for the Company’s properties wholly owned during the entirety of the periods reported. The Company’s same property NOI calculations are reconciled to NOI at the end of this release.

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Forward Looking Statements

The forward-looking statements contained in this press release are subject to various risks and uncertainties. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from the Company’s expectations include changes in general or regional economic conditions; the Company’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs; the Company’s ability to complete acquisitions on acceptable terms; and other risks detailed in the Company’s Annual Report on Form 10-K and described from time to time in the Company’s filings with the SEC. Many of these factors are beyond the Company’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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FIRST POTOMAC REALTY TRUST
AND FIRST POTOMAC PREDECESSOR
Consolidated and Combined Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	FIRST POTOMAC	FIRST POTOMAC	FIRST POTOMAC	FIRST POTOMAC
	REALTY TRUST	PREDECESSOR	REALTY TRUST	PREDECESSOR
	2004	2003	2004	2003
Revenues:
Rental income	$7,282,745	$3,714,902	$13,934,549	$7,403,185
Tenant reimbursements and other	1,116,490	801,550	2,177,185	1,427,207

Total revenue	8,399,235	4,516,452	16,111,734	8,830,392
Operating expenses:
Property operating	1,581,943	401,185	3,213,737	1,049,446
Real estate taxes and insurance	825,886	388,046	1,535,022	787,929
General and administrative	1,171,734	678,280	1,891,832	1,221,022
Depreciation and amortization	2,674,508	1,123,084	5,279,420	2,187,327

Total operating expenses	6,254,071	2,590,595	11,920,011	5,245,724
Operating income	2,145,164	1,925,857	4,191,723	3,584,668
Other expenses (income):
Interest expense	2,236,903	2,990,481	4,304,509	5,739,508
Interest and other income	(29,068)	53,467	(64,130)	(46,150)
Equity in (earnings) losses of investees	—	66,428	—	66,482
Loss from early retirement of debt	—	—	212,250	—

Total other expenses	2,207,835	3,110,376	4,452,629	5,759,840
Minority interests	(4,803)	(68,706)	(32,432)	(151,464)

Net Loss	(57,868)	(1,115,813)	(228,474)	(2,023,708)

Depreciation and amortization	2,674,508		5,279,420
Minority interests	(4,803)		(32,432)

Funds from operations (FFO)	$2,611,837		$5,018,514

Weighted average common shares outstanding – basic and diluted	9,119,275		8,876,637
Net loss per share – basic and diluted	$(0.01)		$(0.03)
Weighted average common shares and units outstanding – basic FFO	10,515,798		10,273,160
Weighted average common shares and units outstanding – diluted FFO	10,614,008		10,387,912
FFO per share – basic	$0.25		$0.49
FFO per share – diluted	$0.25		$0.48

Basis of presentation:

The unaudited Condensed and Consolidated Combined Statement of Operations of First Potomac Predecessor for the three and six months ended June 30, 2003, are based on the Combined Historical Statements of Operations of the First Potomac Predecessor, the designation for the entities comprising our historical operations prior to October 28, 2003. The historical operations include the activities of First Potomac Realty Investment Limited Partnership (our operating partnership), First Potomac Realty Investment Trust, Inc. (the predecessor general partner of our operating partnership) and First Potomac Management, Inc. Further information regarding the Company’s historical operations, organizational structure and formation transactions is discussed in detail in First Potomac Realty Trust’s Annual Report on Form 10-K for the year ended December 31, 2003.

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FIRST POTOMAC REALTY TRUST
Consolidated Balance Sheets

	(Unaudited)
	June 30, 2004	December 31, 2003
Assets:
Rental property, net	$234,888,935	$208,334,677
Cash and cash equivalents	75,549,781	16,307,508
Escrows and reserves	3,004,503	3,422,473
Accounts and other receivables, net of allowance for doubtful accounts of $235,701 and $144,711, respectively	850,106	575,362
Accrued straight-line rents, net	1,955,074	1,805,679
Deferred costs, net	3,211,365	3,205,534
Prepaid expenses and other assets	6,514,297	773,040
Intangible assets, net	11,505,827	9,723,735

Total assets	$337,479,888	$244,148,008

Liabilities:
Accounts payable and accrued expenses	$2,595,177	$1,525,992
Accrued interest	390,096	151,861
Rents received in advance	1,002,204	801,640
Tenant security deposits	1,797,508	1,025,645
Mortgage loans	130,208,986	127,840,126
Deferred market rent	938,521	803,428

Total liabilities	136,932,492	132,148,692
Minority interest	19,415,839	19,866,928
Shareholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares authorized: 14,154,000 and 8,634,000 shares issued and outstanding respectively	14,154	8,634
Additional paid-in capital	209,337,952	117,525,629
Deficit	(28,220,549)	(25,401,875)

Total shareholders’ equity	181,131,557	92,132,388

Total liabilities and shareholders’ equity	$337,479,888	$244,148,008

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FIRST POTOMAC REALTY TRUST
Net Operating Income (NOI)
Same-Property Analysis

	Three Months Ended June 30,		Six Months Ended June 30,
	FIRST POTOMAC	FIRST POTOMAC	FIRST POTOMAC	FIRST POTOMAC
	REALTY TRUST	PREDECESSOR	REALTY TRUST	PREDECESSOR
	2004	2003	2004	2003
Total revenue	$8,399,235	$4,516,452	$16,111,734	$8,830,392
Property operating expenses	1,581,943	401,185	3,213,737	1,049,446
Real estate taxes and insurance	825,886	388,046	1,535,022	787,929

NOI	5,991,406	3,727,221	11,362,975	6,993,017
Less: Non same-property NOI	(2,926,443)	(767,859)	(5,426,487)	(1,420,944)

Same-property(1) NOI – accrual basis	3,064,963	2,959,362	5,936,488	5,572,073
Straight-line revenue, net	(8,454)	(13,200)	(29,872)	(30,544)
Deferred market rental revenue	(7,863)	—	(17,907)	—

Same-property NOI – cash basis	$3,048,646	$2,946,162	$5,888,709	$5,541,529

(1) Same properties for the periods compared include Plaza 500, Van Buren Business Park, 6600 Business Parkway, 13129 Airpark Road, 4200 and 4212 Technology Court, Newington Business Park Center, Crossways Commerce Center I, Crossways Commerce Center II and the Coast Guard Building.

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